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EXHIBIT 10.38

        UBIQUITEL OPERATING COMPANY

Dealer Manager Agreement

New York, New York
January 23, 2003

Banc of America Securities LLC, as Dealer Manager
100 North Tryon Street, Seventh Floor
Charlotte, NC 28255

Ladies and Gentlemen:

        UbiquiTel Operating Company, a Delaware corporation (the "Company"), plans to make offers to exchange (the "Exchange Offer") 14% Senior Unsecured Discount Notes due 2010 (the "New Notes") for its outstanding 14% Senior Subordinated Discount Notes due 2010 (the "Old Notes") with certain cash payments on the terms and conditions set forth in the Offering Memorandum and the related Letter of Transmittal (as defined below). The New Notes will be guaranteed by UbiquiTel Inc. (the "Parent") and all of the Company's existing and future domestic subsidiaries, that are Restricted Subsidiaries, as defined in the New Indenture (as defined below) which does not include UbiquiTel Leasing Company (collectively, the "Guarantor"). Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Offering Memorandum.

        The Old Notes were issued pursuant to an indenture, dated as of April 11, 2000 (the "Old Indenture"), among the Company (as issuer), the Guarantor (as guarantor) and American Stock Transfer & Trust Company (as trustee).

        The New Notes are to be issued under an indenture (the "New Indenture") among the Company (as issuer), the Guarantor (as guarantor) and American Stock Transfer & Trust Company (the "New Trustee") (as trustee) without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder in reliance upon exemptions from the registration requirements thereunder. The New Notes will be fully and unconditionally guaranteed by the Guarantor pursuant to the terms of the New Indenture (the "Guarantees"). The New Notes will have the benefit of a registration rights agreement (the "Registration Rights Agreement") among the Company, the Guarantor and the Dealer Manager, pursuant to which the Company will agree to register another series of debt securities of the Company with substantially identical terms as the New Notes (the "Exchange Notes") with the Commission under the Securities Act subject to the terms and conditions therein specified, and to offer to exchange the Exchange Notes for the New Notes (the "Registered Exchange Offer").

        In connection with the Exchange Offer, the Company has prepared a Letter of Inquiry dated January 2, 2003 (the "Letter of Inquiry") and an offering memorandum dated January 23, 2003 (including any and all exhibits thereto and any information incorporated by reference therein as of the Commencement Date, and as amended or supplemented up to the Closing Date, the "Offering Memorandum") and the related Letter of Transmittal (the "Letter of Transmittal," and together with the Offering Memorandum, the "Offering Documents"). The Letter of Inquiry and the Offering Documents were prepared by the Company and set forth certain information concerning the Company, the Old Notes and the New Notes. The Company hereby confirms that it has authorized the use of the Letter of Inquiry and the Offering Documents and any amendments or supplements thereto in connection with the Exchange Offer. Unless stated to the contrary, references herein to the Offering Documents are to the Offering Documents up to and including the Closing Date, and are not meant to include any information incorporated by reference therein subsequent to the Closing Date, and any references herein to the terms "amend", "amendment" or "supplement" with respect to any of the Offering Documents shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the execution of this Agreement that is incorporated by reference therein.

        1.    Engagement.    The Company hereby engages Banc of America Securities LLC as the exclusive dealer manager (the "Dealer Manager"), authorizes the Dealer Manager to act as such in connection with the Exchange Offer and agrees that the Dealer Manager shall act as an independent contractor with duties solely to the Company. The Dealer Manager agrees, in accordance with its customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns in connection with exchange offers and consent solicitations of like nature, including but not limited to soliciting the holders of the Old Notes sought to be exchanged by the Company pursuant to the Exchange Offer.

        The Company acknowledges that the Dealer Manager is a securities firm that is engaged in securities trading and brokerage activities as well as in providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company and its affiliates or other entities that may be involved in the transactions contemplated hereby.

        2.    Solicitation Material; Withdrawal; Termination.    The Company agrees to furnish the Dealer Manager with as many copies as the Dealer Manager may reasonably request of the Offering Documents, any exhibits thereto, any information incorporated by reference therein, any amendments or supplements thereto and any other documents or materials whatsoever relating to the Exchange Offer (collectively, as amended or supplemented from time to time, the "Exchange Offer Material") to be used by the Company in connection with the Exchange Offer. The Company agrees that, within a reasonable time prior to using any Exchange Offer Material, it will submit copies of such material to the Dealer Manager and its counsel and will not use or publish any such material to which the Dealer Manager or its counsel reasonably objects.

        In the event that (i) the Company uses or permits the use of any Exchange Offer Material (a) which has not been submitted to the Dealer Manager for its comments or (b) which has been so submitted and with respect to which the Dealer Manager has made comments, but which comments have not resulted in a response reasonably satisfactory to the Dealer Manager and its counsel to reflect its comments, (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein or (iii) the Exchange Offer is terminated or withdrawn for any reason, or no reason at all, or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has developed or been initiated such that it is reasonably likely to have a material adverse effect on the Company's ability to carry out the Exchange Offer, the exchange of the New Notes for the Old Notes pursuant thereto or the performance of this Agreement, the Registration Rights Agreement, the New Indenture and the New Notes, then in any such case the Dealer Manager shall be entitled to withdraw as Dealer Manager without any liability or penalty to the Company or any other Company Indemnified Person (as defined in Section 8 hereof) and without loss of any right to the payment of all expenses payable hereunder. The Company shall be entitled at any time, in its sole and absolute discretion, to withdraw or terminate the Exchange Offer and this Agreement for any reason whatsoever, or for no reason at all, without any liability or penalty to the Dealer Manager or any other Dealer Manager Indemnified Person (as defined in Section 8 hereof), provided that the Company upon such withdrawal or termination shall, subject to Section 3(b) below, promptly reimburse the Dealer Manager for expenses incurred through the date of such withdrawal or termination. If the Dealer Manager withdraws as Dealer Manager pursuant to this Section 2, the Company, subject to Section 3(b) below, shall promptly reimburse the Dealer Manager for expenses incurred through the date of such withdrawal. The Company shall inform the Dealer Manager promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, (i) that would require the making of any change in any Exchange Offer Material then being used, or (ii) that would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

        3.    Compensation and Expenses.

          (a)  The Company and the Dealer Manager agree that the compensation (the "Fee") for the Dealer Manager's services as Dealer Manager hereunder will be equal to the amount as separately agreed in the first sentence of the second paragraph of the engagement letter, dated December 2, 2002 (the "Engagement Letter"), between the Company and the Dealer Manager, which will be paid in immediately available funds on the Closing Date.

          (b)  In addition to the compensation payable under Section 3(a) above, the Company agrees to pay in immediately available funds (i) all fees and expenses relating to the filing, preparation, printing, mailing and publishing of the Exchange Offer Material, (ii) all fees, disbursements and expenses of the Company's counsel and accountants and of the Exchange Agent (as defined in Section 4), (iii) all advertisement charges, (iv) all other fees and expenses in connection with the Exchange Offer, including those of any exchange agent, information agent or other person rendering services in connection therewith, (v) to brokers and dealers (including the Dealer Manager), commercial banks, trust companies and other nominees, the amount of their customary mailing and handling expenses incurred in forwarding the Exchange Offer to their customers, (vi) the cost of preparation, issuance, transfer and delivery of the New Notes, including any transfer, withholding or other taxes payable thereon, (vii) the costs and charges of the New Trustee, (viii) the cost of printing the Blue Sky memorandum in connection with the Exchange Offer under state securities laws and all expenses in connection with the qualification of the New Notes under such state securities laws, including filing fees and reasonable fees and disbursements of counsel for the Dealer Manager in connection with such qualification and in connection with the Blue Sky memorandum, (ix) all filing fees and reasonable fees and disbursements of counsel to the Dealer Manager incurred in connection with the review and qualification of the New Notes by the National Association of Securities Dealers, Inc. ("NASD"), (x) any fees charged by rating agencies for the rating of the New Notes and (xi) all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also reimburse the Dealer Manager for all reasonable expenses incurred by the Dealer Manager in connection with its services as Dealer Manager, including the reasonable fees and expenses of Shearman & Sterling, provided that the Company shall not be responsible for any of Shearman & Sterling's fees or expenses or the fees of any other counsel for the Dealer Manager in excess of $250,000 in the aggregate that have not been previously approved in writing by the Company, at the Company's discretion, and provided, further, that the Dealer Manager shall provide the Company no less frequently than every thirty (30) days a detailed report of its costs and expenses (including legal fees and expenses) incurred by the Dealer Manager in connection with the Exchange Offer during the thirty-day period preceding the report. The Company shall perform its obligations set forth in this Section 3(b), whether or not the Exchange Offer is consummated and any payments due hereunder shall be paid promptly upon the earlier of (i) the successful completion or termination of the Exchange Offer or (ii) the withdrawal by the Dealer Manager or the Company pursuant to Section 2 hereof.

        4.    Exchange Agent and Information Agent.    The Company will arrange for The Bank of New York to serve as exchange agent (the "Exchange Agent") in connection with the Exchange Offer and, as such, to advise the Dealer Manager as to such matters relating to the Exchange Offer as the Dealer Manager may reasonably request. The Company shall provide the Dealer Manager or cause the trustee under the Old Indenture and The Depository Trust Company ("DTC") to provide the Dealer Manager with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Notes held by, the holders of the Old Notes as of a recent date and shall, from and after such date, advise the Dealer Manager, during the pendency of the Exchange Offer, of any change in the information previously provided. The Company will arrange for American Stock Transfer & Trust Company to serve as information agent (the "Information Agent") in connection with the Exchange Offer and, as such, to advise the Dealer Manager as to such matters relating to the Exchange Offer as the Dealer Manager may reasonably request and to furnish the Dealer Manager with any written reports concerning any such information as the Dealer Manager may reasonably request.

        5.    Representations, Warranties and Certain Agreements.

                (A)    Each of the Company and the Guarantor represents and warrants to the Dealer Manager, and agrees with the Dealer Manager, as follows:

          (a)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents, and to enter into and perform all its obligations under this Agreement, the Registration Rights Agreement, the New Indenture, the New Notes and the Exchange Notes and to consummate the Exchange Offer and the Registered Exchange Offer in accordance with its terms. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Parent, the Company and its subsidiaries, taken as a whole (any such change a "Material Adverse Change").

          (b)  Each of the Parent and the subsidiaries of the Company has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents and, in the case of the Guarantor, to enter into and perform all of their obligations under this Agreement, the Registration Rights Agreement, the New Indenture and the Guarantees and to consummate the Exchange Offer and the Registered Exchange Offer in accordance with the terms of such agreement. Each of the Parent and the subsidiaries of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of the Parent has been duly authorized and validly issued, is fully paid and nonassessable and all of the issued and outstanding capital stock of the subsidiaries of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for those granted under that certain senior credit facility dated March 31, 2000, as amended (the "Senior Credit Facility"), by and among the Company and the lenders party thereto in their capacities as lenders thereunder and Paribas, as administrative agent. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule A hereto.

          (c)  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (d)  As of the date of issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer (the "Closing Date"), the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to the Exchange Notes to be offered in exchange for the New Notes pursuant to the Registered Exchange Offer and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the New Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

          (e)  (i) The New Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the New Indenture and delivered to the holders of the Old Notes who tender their Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and be entitled to the benefits of the New Indenture; (ii) the Exchange Notes have been duly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the New Indenture, the Registration Rights Agreement and the Registered Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity, and will be entitled to the benefits of the New Indenture; and (iii) the Guarantees of the New Notes and the Exchange Notes are in the respective forms contemplated by the New Indenture, have been duly authorized by the Guarantor and, when executed, authenticated and issued in accordance with the terms of the New Indenture, upon endorsement of the New Notes by the Guarantor and when delivered to the holders of the Old Notes who tender their Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the New Indenture.

          (f)    The New Indenture has been duly authorized by the Company and the Guarantor and, assuming due authorization, execution and delivery thereof by the New Trustee, when duly executed and delivered by the Company and the Guarantor, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity.

          (g)  The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer, (including the exchange of the New Notes for the Old Notes), the Registered Exchange Offer and all other actions contemplated by the Offering Documents.

          (h)  The Old Notes, the Old Indenture, the New Notes, the Guarantees, the New Indenture and the Registration Rights Agreement conform or will conform in all material respects to the respective statements relating thereto contained in the Offering Documents.

          (i)    Except as otherwise disclosed in the Offering Documents, subsequent to the respective dates as of which information is given: (i) there has been no Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change; (ii) the Parent, the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, except in each case as described in, or as described in any document incorporated by reference in, the Offering Documents; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Parent, the Company or any of its subsidiaries on any class of capital stock of the Parent or repurchase or redemption by the Parent, the Company or any of its subsidiaries of any class of capital stock of the Parent; and (iv) there has been no material change in the capital stock, short-term debt or long-term debt of the Parent, the Company and its subsidiaries, considered as one entity, except in each case as described in, or as described in any document incorporated by reference in, the Offering Documents.

          (j)    Complete and correct copies of the Offering Documents have been furnished to the Dealer Manager or will be furnished to the Dealer Manager no later than the date the Exchange Offer is commenced (the "Commencement Date").

          (k)  The Offering Documents, as they may be amended and supplemented from time to time, comply and will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

          (l)    Any Company document incorporated by reference in the Offering Documents, or filed with the Commission after the Commencement Date, or from which information is so incorporated by reference when filed or becoming effective, as the case may be, complied, continues to comply and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

          (m)  The Offering Documents do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty with respect to any statement contained in, or any matter omitted from, the Offering Documents relating to the Dealer Manager and based upon information furnished in writing by or on behalf of the Dealer Manager to the Company expressly for use therein.

          (n)  Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Offering Documents were at the time of expressing their opinion independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

          (o)  The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Documents, present fairly in all material respects the consolidated financial position of the Parent, the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States, on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, subject in the case of interim financial statements to normal and recurring year-end adjustments.

          (p)  As of the date referenced in the Offering Documents, the Company had an authorized and outstanding capitalization as set forth in, or as set forth in documents incorporated by reference in, the Offering Memorandum. All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries and equity interests in any firm, partnership, joint venture or other entities, other than those accurately described in, or described in documents incorporated by reference in, the Offering Memorandum.

          (q)  Neither the Parent, the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Parent, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Parent, the Company or any of its subsidiaries is subject (each such foregoing document being referred to as an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's and the Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the New Indenture and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents: (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Parent, the Company or any of its subsidiaries; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent, the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for consents required by the Senior Credit Facility from the lenders thereunder, and except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Parent, the Company or any of its subsidiaries or any of their respective properties except for violations as would not, individually or in the aggregate, result in a Material Adverse Change. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent, the Company or any of its subsidiaries.

          (r)  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or the Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the New Indenture and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents, except such as have been or will be prior to the Closing Date obtained or made by the Company or the Guarantor and are or will be prior to the Closing Date (other than with respect to applicable state securities or blue sky laws in connection with the Exchange Offer and the Registered Exchange Offer that will be obtained on or as promptly as practicable after the consummation of the Exchange Offer and such Registered Exchange Offer, as the case may be) in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's or the Guarantor's obligations under the Registration Rights Agreement.

          (s)  On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC or any other "qualified" securities depositary to allow for the book-entry movement of the tendered notes representing the Old Notes between depositary participants and the Exchange Agent.

          (t)    Subject to compliance by the Dealer Manager with the representations and warranties set forth in Section 5(B) hereof, it is not necessary in connection with the offer, sale and delivery of the New Notes and the Exchange Offer, in the manner contemplated by this Agreement and the Offering Documents, to register the New Notes or the Guarantees under the Securities Act or, until such time as any registration statement, contemplated by the Registration Rights Agreement, shall have been declared effective by the Commission, to qualify the New Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          (u)  None of the Company, the Guarantor, their respective affiliates, or any person acting on their behalf (other than the Dealer Manager, as to whom neither the Company nor the Guarantor makes any representation or warranty) has directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the Exchange Offer in a manner that would require the New Notes to be registered under the Securities Act. None of the Company, the Guarantor, their respective affiliates or any person acting on their behalf (other than the Dealer Manager, as to whom neither the Company nor the Guarantor makes any representation or warranty) has engaged or will engage, in connection with the Exchange Offer, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those New Notes exchanged in reliance upon Regulation S under the Securities Act ("Regulation S"): (i) none of the Company, the Guarantor, their respective affiliates, or any person acting on their behalf (other than the Dealer Manager, as to whom neither the Company nor the Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts in the United States within the meaning of

  Regulation S; and (ii) each of the Company, the Guarantor, and their respective affiliates and any person acting on their behalf (other than the Dealer Manager, as to whom neither the Company nor the Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

          (v)  The New Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (w)  The Company is voluntarily subject to and is reporting in accordance with the requirements of Section 13 or Section 15(d) of the Exchange Act. The information provided by the Company pursuant to this clause will not, at the date filed with the Commission and to the extent qualified by a date reference, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (x)  Except as contemplated by this Agreement, the Company has not paid or agreed to pay to any person any compensation for (i) soliciting another to purchase any of the Company's securities or (ii) the solicitation of tenders by holders of the Old Notes pursuant to the Exchange Offer.

          (y)  Neither the Parent, the Company nor any of its subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer or the sale or resale of the Company's securities or to encourage tenders by holders of the Old Notes pursuant to the Exchange Offer.

          (z)  There are no legal or governmental actions, suits or proceedings pending against the Parent, the Company or any of its subsidiaries or, to the best of the Company's knowledge, there are no legal or governmental actions, suits or proceedings: (i) threatened against or affecting the Parent, the Company or any of its subsidiaries; or (ii) which have as the subject thereof any officer or director of, or any property owned or leased by, the Parent, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, officer or director and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Documents. There are no legal or governmental actions, suits or proceedings pending against the Parent, the Company or any of its subsidiaries that would reasonably be expected to result in a Material Adverse Change that are required to be described in (or described in any document incorporated by reference in) the Offering Documents, which are not described (or described in any document incorporated by reference) as required. No material labor dispute with the employees of the Parent, the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

          (aa) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after giving effect to the transactions contemplated in the Offering Documents will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

          (bb) The Parent, the Company and its subsidiaries own or possess the right to use sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess the right to use such Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Change. Neither the Parent, the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

          (cc) The Parent, the Company and each of its subsidiaries possess such valid and current certificates, authorizations, permits or licenses (collectively, "Licenses") issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such Licenses could not reasonably be expected to result in a Material Adverse Change. Neither the Parent, the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

          (dd) The Parent, the Company and each of its subsidiaries has good title to all the properties and assets reflected as owned in the financial statements described in, or contained in any document incorporated by reference in, the Offering Documents, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as described in, or as described in any document incorporated by reference in, the Offering Documents or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Parent, the Company or such subsidiary. The material real property, improvements, equipment and personal property held under lease by the Parent, the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

          (ee) The Parent, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown by such returns, which are due and payable, and any related or similar assessment, fine or penalty, except as such tax, assessment, fine or penalty may be or is being contested in good faith and by appropriate proceedings. The Parent, the Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements, described in, or contained in any document incorporated by reference in, the Offering Documents, in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Parent, the Company or any of its subsidiaries has not been finally determined.

          (ff)  Each of the Parent, the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Parent, the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that: (i) the Parent, the Company or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire; or (ii) the Parent, the Company or any of its subsidiaries will not be able to obtain reasonably appropriate coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. Neither of the Parent, the Company nor any of its subsidiaries has been denied any insurance coverage material to its business which it has sought or for which it has applied.

          (gg) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh) Except as would not, individually or in the aggregate, result in a Material Adverse Change: neither the Parent, the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Parent, the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Parent, the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Parent, the Company or any of its subsidiaries is in violation of any Environmental Law; there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Parent, the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity has been received by the Parent, the Company or any of its subsidiaries alleging potential liability for investigation costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Parent, the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or the Guarantor's knowledge, threatened against the Parent, the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Parent, the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and to the best of the Company's or the Guarantor's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law by the Parent, the Company or any of its subsidiaries or form the basis of a potential Environmental Claim against the Parent, the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Parent, the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (ii)  The Parent, the Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Parent, the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Parent, the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Parent, the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Parent, the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Parent, the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and to the best of the Company's or Guarantor's knowledge nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (jj)  Neither the Parent, the Company, nor any of its subsidiaries, nor, to the best of the Company's knowledge, any employee or agent of the Parent, the Company or any subsidiary has violated or is in violation of the Foreign Corrupt Practices Act.

          (kk) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal controls in other factors that could significantly affect internal controls.

          (ll)  The Company has provided or made available to the Dealer Manager and counsel for the Dealer Manager true and correct copies of the Sprint Agreements. For purposes of this letter, the term "Sprint Agreements" means the (1) Sprint PCS Management Agreement, dated as of October 15, 1998 and amended as of October 15, 1998, December 28, 1999, February 14, 2000, April 5, 2000, June 6, 2000 and February 21, 2001 between Sprint Spectrum L.P., WirelessCo, L.P. and UbiquiTel Holdings, Inc., and any exhibits, schedules or addendum thereto (the "Management Agreement"); (2) Sprint PCS Services Agreement, dated as of October 15, 1998, between Sprint Spectrum L.P. and UbiquiTel Holdings, Inc. and any exhibits, schedules or addendum thereto: (3) Sprint Trademark and Service Mark License Agreement, dated as of October 15, 1998, between Sprint Communications Company, L.P. and UbiquiTel Holdings, Inc. and any exhibits, schedules or addendum thereto; and (4) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of October 15, 1998, between Sprint Spectrum L.P. and UbiquiTel Holdings, Inc. and any exhibits, schedules or addendum thereto.

          (mm) Each of the Sprint Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of and (C) is enforceable in accordance with its terms against, the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to enforcement or rights of indemnity and contribution, to applicable principles of public policy). Assuming the due authorization, execution and delivery of each Sprint Agreement by any Related Party (as such term is defined in the Management Agreement) to the extent each is a party thereto, each of the Sprint Agreements (X) constitutes the valid and binding obligation of and (Y) is enforceable in accordance with its terms against, each such Related Party (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and subject, as to enforcement or rights of indemnity and contribution, to applicable principles of public policy). No Event of Termination (as defined in the Sprint Agreements) has occurred or is continuing that has not been waived or cured in accordance with the terms of any Sprint Agreement.

        Any certificate signed by an officer of the Company or the Guarantor and delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant hereto shall be deemed to be a representation and warranty by the Company or the Guarantor to the Dealer Manager as to the matters set forth therein.

        (B)  The Dealer Manager represents and warrants to the Company and the Guarantor, and agrees with the Company and the Guarantor, that the Dealer Manager will not solicit offers for, or offer or sell, New Notes by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or by any directed selling efforts (within the meaning of Regulation S under the Securities Act) to any person who the Dealer Manager does not reasonably believe to be (i) in the case of offers in the United States, a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act), or an "accredited investor" (as defined in Rule 501(a)(4), (5) and (6) under the Securities Act), and (ii) in the case of offers outside the United States, a person who is not a "U.S. person" as defined in Rule 902 of Regulation S under the Securities Act.

        6.    Certain Agreements.    (A) The Company agrees with the Dealer Manager as follows:

          (a)  All representations and warranties of the Company and the Guarantor contained herein or in any certificate or writing delivered hereunder at all times during the Exchange Offer shall be true and correct in all material respects.

          (b)  Each of the Company and the Guarantor at all times during the Exchange Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

          (c)  For the period from the date of this Agreement up to and including the Closing Date, there shall not have occurred any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, from that set forth in the Offering Documents that, in the Dealer Manager's judgment, makes it impracticable to market the New Notes or to consummate the Exchange Offer on the terms and in the manner contemplated in the Offering Documents.

                (B)    The Company agrees that it shall not consummate the Exchange Offer unless the following conditions are satisfied or otherwise waived by the Dealer Manager:

          (a)  On the Closing Date, the Dealer Manager shall have received a certificate, dated as of the Closing Date, signed by an executive officer of the Company and the Guarantor, confirming that no change or development to the effect set forth in Section 6(A)(c) above and certifying that the representations and warranties of the Company and the Guarantor set forth in Section 5 of this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor have complied with, or received waivers from the Dealer Manager with respect to, all of the agreements and satisfied all of the conditions contained herein on their part to be performed or satisfied hereunder on or before the Commencement Date and the Closing Date, as applicable. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to any proceedings threatened.

          (b)  On the Closing Date the Dealer Manager shall have received the favorable opinion of Greenberg Traurig, LLP, counsel for the Company and the Guarantor, dated as of the Closing Date, substantially in the form of Exhibit A. The opinion of Greenberg Traurig, LLP shall be rendered to the Dealer Manager at the request of the Company and shall so state therein.

          (c)  On the Closing Date, the Dealer Manager shall have received the favorable opinion of Shearman & Sterling, counsel for the Dealer Manager, with respect to such matters reasonably requested by the Dealer Manager, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d)  The Dealer Manager shall have received such other documents and certificates as are reasonably requested by the Dealer Manager or its counsel.

        7.    Covenants.    In further consideration of the Dealer Manager's agreements herein contained, the Company covenants with the Dealer Manager as follows:

          (a)  The Company will furnish to the Dealer Manager and to counsel for the Dealer Manager, without charge, as many copies of the Offering Documents and any amendments and supplements thereto as they may reasonably request.

          (b)  Prior to amending or supplementing the Offering Documents (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Dealer Manager and its counsel for review at a reasonable time prior to filing a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Dealer Manager or its counsel reasonably objects.

          (c)  The Company will advise you promptly of (i) the occurrence of any event which could cause the Company to withdraw or terminate the Exchange Offer or would permit the Company to exercise any right not to exchange the New Notes for the tendered Old Notes, (ii) any proposal or requirement to make, amend or supplement the Offering Documents, (iii) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality which would delay, prevent or adversely affect the Exchange Offer (and, if in writing, will furnish you a copy thereof), (iv) any Material Adverse Change, or any development which could reasonably be expected to have a Material Adverse Change, and (v) any other information relating to the Exchange Offer which the Dealer Manager may from time to time reasonably request.

          (d)  The Company agrees that if any event occurs or condition exists as a result of which the Offering Documents would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a holder of the Old Notes, not misleading, or if, in the opinion of the Company, after consultation with the Dealer Manager, it is necessary at any time to amend or supplement the Offering Documents to comply with applicable law, the Company shall immediately notify the Dealer Manager, prepare an amendment or supplement to the Offering Documents that will correct such statement or omission or effect such compliance, and supply such amended or supplemented Offering Documents to the Dealer Manager without charge in such quantities as the Dealer Manager may reasonably request.

          (e)  Prior to the Closing Date, the Company and the Guarantor shall file, on a timely basis, with the Commission and NASDAQ all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, if at any time prior to the Closing Date the Company is not still subject(voluntarily or otherwise) to the reporting requirements of Section 13 or 15 of the Exchange Act, for the benefit of the holders and beneficial owners from time to time of the New Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of the New Notes and prospective purchasers of the New Notes information ("Additional Issuer Information") satisfying the requirements of Rule 144A(d)(4) under the Securities Act.

          (f)    The Company will cooperate with the Dealer Manager and use its best efforts to cause the New Notes to be accepted for clearance and settlement through the facilities of DTC and settlement through the facilities of Clearstream and Euroclear.

          (g)  The Company agrees that it will not and will cause its affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of the exchange of the New Notes for the Old Notes pursuant to the Exchange Offer) the exemptions from the registration requirements of the Securities Act provided by Section 4(2), Rule 144(A) and Regulation S thereof or otherwise.

          (h)  The Company will use commercially reasonable efforts to cause the New Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market.

        8.    Indemnification.    The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Dealer Manager and its affiliates and officers, directors, employees, agents and each person, if any, who controls the Dealer Manager within the meaning of the Securities Act and the Exchange Act (each a "Dealer Manager Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Dealer Manager Indemnified Person may become subject, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements of the Company set forth in the Agreement, (C) any withdrawal, termination, rescission or modification of, or failure to make or consummate, the Exchange Offer or to exchange any of the New Notes for the Old Notes (other than any claim by any Dealer Manager Indemnified Person for the fee contemplated by Section 3(a) hereof) or (D) the transactions contemplated by the Agreement or the performance by the Dealer Manager thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ( "Dealer Manager Proceedings") regardless of whether any of such Dealer Manager Indemnified Persons is a party thereto, and to reimburse such Dealer Manager Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses in connection with investigating or defending, settling, compromising or paying for any of the foregoing; provided that the foregoing indemnification will not, as to any Dealer Manager Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent, but only to the extent, that they have resulted from (i) the gross negligence or willful misconduct of such Dealer Manager Indemnified Person or (ii) from an untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the information furnished in writing by or on behalf of the Dealer Manager expressly for inclusion in the Offering Documents. This indemnity agreement shall be in addition to any liability which the Company or the Guarantor may otherwise have.

        The Company and the Guarantor shall not be liable for any settlement of any lawsuit, claim or proceeding effected without their written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Company and the Guarantor, jointly and severally, agree, subject to the provisions of this Section 8, to indemnify the Dealer Manager Indemnified Person from and against any loss, damage or liability by reason of such settlement.

        The Dealer Manager agrees to indemnify and hold harmless each of the Company and the Guarantor and their affiliates and officers, directors, employees, agents and each person, if any,

who controls the Company within the meaning of the Securities Act and the Exchange Act (each a "Company Indemnified Person") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Company Indemnified Person may become subject arising out of or based upon the transactions contemplated by the Agreement or the performance by the Dealer Manager thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("Company Proceedings") regardless of whether any of such Company Indemnified Persons is a party thereto, and to reimburse such Company Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, but only to the extent such losses, claims, damages, liabilities or expenses have resulted from (i) the gross negligence or willful misconduct of the Dealer Manager or (ii) an untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the information furnished in writing by or on behalf of the Dealer Manager expressly for the inclusion in the Offering Documents. The Company acknowledges that the information furnished by the Dealer Manager (as described in clause (ii) of the preceding sentence) refers solely to the identity, address and phone number of the Dealer Manager appearing on the front cover page and the back cover page of the Offering Memorandum. The terms "Dealer Manager Indemnified Person" and "Company Indemnified Person" are herein collectively referred to as an "Indemnified Person" and the terms "Dealer Manager Proceedings" and "Company Proceedings" are herein collectively referred to as "Proceedings."

        The Dealer Manager shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Dealer Manager agrees, subject to the provisions of this Section 8, to indemnify the Company Indemnified Person from and against any loss, damage or liability by reason of such settlement.

        Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Company, the Guarantor or the Dealer Manager, as the case may be, as indemnifying party (the "Indemnifying Party") for indemnification hereunder, promptly notify such Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify such Indemnifying Party will not relieve it from any liability which it may have to such Indemnified Person independently of this Section 8. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party and counsel to such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of written notice from the

Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, representing all the Indemnified Persons who are parties to such Proceedings, such counsel to be designated in writing by a majority of the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The Indemnifying Party shall not effect, without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release from the party bringing such proceeding of such Indemnified Person and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand, but also the relative fault of Indemnifying Party on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relevant benefits to the Company (including its affiliates, officers, directors, employees, agents and controlling persons) on the one hand and the Dealer Manager (including its affiliates, officers, directors employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the New Notes outstanding bears to (ii) the aggregate Fee paid or proposed to be paid to the Dealer Manager pursuant to Section 3(a) of this Agreement. The relative fault of the Company and the Guarantor (including their respective affiliates, officers, directors, employees, agents and controlling persons) on the one hand and the Dealer Manager (including its affiliates, officers, directors, employees, agents and controlling persons) on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, the extent to which the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact is based upon information supplied by, or on behalf of the Company, the Guarantor and their respective affiliates or the Dealer Manager and its affiliates, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The provisions set forth in the immediately preceding paragraph with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this

Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under the immediately preceding paragraph for purposes of indemnification.

        The Company, the Guarantor and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8.

        The indemnity, reimbursement and contribution obligations of an Indemnifying Party under this Section 8 shall be in addition to any liability which such Indemnifying Party may otherwise have to an Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Party and any such Indemnified Person. Notwithstanding the foregoing, in no event shall the Dealer Manager be liable under this Section 8 in an amount in excess of the Fee actually received by the Dealer Manager pursuant to Section 3(a) of this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        9.    Confidentiality.    The Dealer Manager shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information; provided that nothing herein shall prevent the Dealer Manager from disclosing any such information (i) pursuant to the order of any court or administrative or similar proceeding, (ii) upon the request of any governmental agency or regulatory authority having jurisdiction over the Dealer Manager or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Dealer Manager or its Representatives (as defined below) in violation of this Section 9, (iv) to its employees, legal counsel, independent auditors, affiliates and other experts or agents who need to know such information and are informed of the confidential nature of such information, and agree to maintain the confidentiality of such information (collectively "Representatives"), and (v) in the Offering Documents. The Dealer Manager shall be responsible for compliance by any such disclosee with this Section 9. With respect to clause (i) or (ii) above, prior to making any such disclosure, the Dealer Manager shall promptly notify the Company of such order or request and use commercially reasonable efforts to cooperate with the Company, at the Company's expense, in seeking a protective order or taking such action as the Company may reasonably request consistent with applicable law.

        10.    Survival.    The agreements contained in Sections 3(b), 8 and 9 hereof shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Person and (iii) any withdrawal by the Dealer Manager or the Company pursuant to Section 2 hereof; provided, that the representations and warranties of the Company and the Guarantor and the Dealer Manager set forth in Section 5 hereof shall survive consummation of the Exchange Offer.

        11.    No Liability for Acts of Dealers, Banks and Trust Companies.    The Dealer Manager shall have no liability to the Company, the Guarantor or any other person for any losses, claims, damages, liabilities and expenses (each a "Loss" and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer") or any bank or trust company, or any other person, and neither the Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the Exchange Offer, except for any such Losses (i) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of the Dealer Manager expressly for inclusion in the Offering Documents or (ii) which are finally judicially determined to have resulted from the Dealer Manager's or any of its affiliates' gross negligence or willful misconduct. In soliciting or obtaining tenders of Old Notes, no Dealer, bank or trust company shall be deemed to be acting as the agent of the Company or any of its affiliates, and the Dealer Manager shall not be deemed to be the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Old Notes, the Dealer Manager shall not be nor shall the Dealer Manager be deemed, for any purpose, to act as partners or joint venturers of or members of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as the Dealer Manager's respective agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Notes.

        12.    Governing Law Jurisdiction and Judgment Currency.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within the State of New York. Any litigation based hereon, or arising out of, or in connection with this Agreement, the Exchange Offer or any related matter shall be brought and maintained exclusively in the courts of the State of New York and the parties hereby expressly and irrevocably submit to the jurisdiction of such courts. All judgments arising from such litigation or settlements related thereto shall be paid in United States Dollars.

        13.    Notices.    Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company or the Guarantor, such notice shall be in writing addressed to UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, PA 19428, facsimile number: (610) 832-1076, Attention: Patricia E. Knese, Esq. and (ii) the Dealer Manager, such notice shall be in writing addressed to Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Seventh Floor, Charlotte, North Carolina 28255, facsimile number: (704) 388-0830, Attention: Andrew Karp.

        14.    Miscellaneous.    This Agreement, together with the portion of the Engagement Letter expressly referenced herein, contain the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

          (a)  This Agreement is solely for the benefit of the Company, the Guarantor and the Dealer Manager, and no other person (except for Indemnified Persons, to the extent set forth in Section 8 hereof) shall acquire or have any rights under or by virtue of this Agreement.

          (b)  The Dealer Manager may (subject to Section 9 hereof) share any information or matters relating to the Company, the Guarantor or the Exchange Offer, and the transactions contemplated hereby with its affiliates, and such affiliates may likewise share information relating to the Company with the Dealer Manager; provided, however, that the Dealer Manager will not, and will ensure its employees and affiliates do not, share any such information with any of its or its affiliates' employees on the public side of the Dealer Manager's information wall. The Dealer Manager shall be responsible for compliance by its affiliates with Section 9 hereof.

          (c)  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Manager shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

          (d)  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

        Please indicate your willingness to act as the Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
UBIQUITEL OPERATING COMPANY
By:
Name: Donald Harris Title: President & Chief Executive Officer
UBIQUITEL INC.
By:
Name: Donald Harris Title: President & Chief Executive Officer
VIA HOLDING INC.
By:
Name: Donald Harris Title: President & Chief Executive Officer
VIA WIRELESS LLC
By:
Name: Donald Harris Title: President & Chief Executive Officer
VIA BUILDING, LLC
By:
Name: Donald Harris Title: President & Chief Executive Officer

Accepted and agreed to as of the date first written above:
BANC OF AMERICA SECURITIES LLC
By:
Name: Andrew C. Karp Title: Managing Director

SCHEDULE A
LIST OF SUBSIDIARIES

VIA Holding Inc.
VIA Wireless LLC
VIA Building, LLC
UbiquiTel Leasing Company

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SCHEDULE A LIST OF SUBSIDIARIES